Exhibit 99.1
INNOVAGE ANNOUNCES FINANCIAL RESULTS FOR THE
FISCAL THIRD QUARTER ENDED MARCH 31, 2023
DENVER, CO., May 9, 2023 (GLOBE NEWSWIRE) -- InnovAge Holding Corp. (“InnovAge” or the “Company”) (Nasdaq: INNV), an industry leader in providing comprehensive healthcare programs to frail dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE), today announced financial results for its fiscal third quarter ended March 31, 2023.
“With our release from sanction in Sacramento on May 1st, we are excited to begin a new chapter,” said Patrick Blair, President, and CEO of InnovAge. “Our near-term performance improvement priorities will concentrate on aspiring to deliver best in class quality and participant satisfaction, which we believe will result in consistent, responsible, profitable growth.”
Financial Results

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
in thousands, except percentages and per share amounts
Total revenues	$172,539	$177,359	$511,213	$525,780
Center-level Contribution Margin(1)	28,785	28,003	72,782	111,741
Net Income (Loss)	(7,310)	(3,158)	(31,557)	5,572
Net Income (Loss) margin	(4.2)%	(1.8)%	(6.2)%	1.1%

Net Income (Loss) Attributable to InnovAge Holding Corp.	(6,630)	(2,821)	(29,496)	6,188
Net income (Loss) per share - basic and diluted	$(0.05)	$(0.02)	$(0.22)	$0.05

Adjusted EBITDA(1)	$3,789	$1,931	$(1,977)	$34,895
Adjusted EBITDA margin(1)	2.2%	1.1%	(0.4)%	6.6%
Fiscal Third Quarter 2023 Financial Performance
•Total revenue of $172.5 million, decreased approximately 2.7% compared to $177.4 million in the third quarter of fiscal 2022
•Center-level Contribution Margin(1) of $28.8 million, increased 2.8% compared to $28.0 million in the third quarter of fiscal 2022
•Center-level Contribution Margin(1) as a percent of revenue of 16.7%, increased 0.9 percentage points compared to 15.8% in the third quarter of fiscal 2022
•Net loss of $7.3 million, compared to net loss of $3.2 million in the third quarter of fiscal 2022
•Net loss margin of 4.2%, an increase of 2.4 percentage points compared to a net loss margin of 1.8% in the third quarter of fiscal year 2022

•Net loss attributable to InnovAge Holding Corp. of $6.6 million, or a loss of $0.05 per share, compared to net loss of $2.8 million, or a loss of $0.02 per share in the third quarter of fiscal 2022
•Adjusted EBITDA(1) of $3.8 million, an increase of $1.9 million compared to $1.9 million in the third quarter of fiscal year 2022
•Adjusted EBITDA(1) margin of 2.2%, an increase of 1.1 percentage points compared to 1.1% in the third quarter of fiscal 2022
•Census of approximately 6,310 participants compared to 6,800 participants in the third quarter of fiscal year 2022
•Ended the third quarter of fiscal year 2023 with $121.7 million in cash and cash equivalents and $89.1 million in debt on the balance sheet, representing debt under the Company’s senior secured term loan, convertible term loan and finance leases
(1) Management uses Center-level Contribution Margin as the measure for assessing performance of its segments. Center-level Contribution Margin is defined as total revenues less external provider costs and cost of care, excluding depreciation and amortization, which include all medical and pharmacy costs.  Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. For a definition and reconciliation of these non-GAAP measures to the most closely comparable GAAP measures for the periods indicated, see “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures.”
Conference Call
The Company will host a conference call this afternoon at 5:00 PM Eastern Time.  A live audio webcast of the call will be available on the Company’s website, https://investor.innovage.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for a limited time.  To access the call by phone, please go to this link (registration link), for dialing instructions and a unique access pin.  We encourage participants to dial into the call fifteen minutes ahead of the scheduled start time.
About InnovAge
InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors. Our mission is to enable seniors to age independently in their own homes for as long as safely possible. Our patient-centered care model is designed to improve the quality of care our participants receive, while reducing over-utilization of high-cost care settings. InnovAge believes its healthcare model is one in which all constituencies — participants, their families, providers and government payors — “win.” As of March 31, 2023, InnovAge served approximately 6,310 participants across 17 centers in five states. https://www.innovage.com/.
Investor Contact:
Ryan Kubota
rkubota@innovage.com
Media Contact:
Lara Hazenfield
lhazenfield@innovage.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements we may make regarding our expectations with respect to current audits, legal proceedings and government investigations and actions; relationships and discussions with regulatory agencies; our expectations with respect to correcting deficiencies raised in audits and other processes; our ability to effectively implement remediation measures, including creating operational excellence as a provider, expanding our payer capabilities and strengthening enterprise functions; our expectations to increase the number of participants we serve, to grow enrollment and capacity within existing centers, to build de novo centers, or execute acquisitions; quarterly or annual guidance; financial outlook, including future revenues and future earnings; reimbursement and regulatory developments; market developments; new products; integration activities; and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on currently available information and our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. You should not place undue reliance on our forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the results of periodic inspections, reviews, audits, investigations under the federal and state government programs; (ii) our ability to sufficiently cure any deficiencies identified by federal or state government programs; (iii) the adverse impact of inspections, reviews, audits, investigations, legal proceedings, enforcement actions and litigation, including the current civil investigative demands initiated by federal and state agencies, as well as the litigation and other proceedings initiated by, or on behalf, of our stockholders; (iv) the risk that the cost of providing services will exceed our compensation under PACE; (v) the dependence of our revenues upon a limited number of government payors, particularly Medicare and Medicaid; (vi) changes in the rules governing the Medicare, Medicaid or PACE programs; (vii) the risk that our submissions to government payors may contain inaccurate or unsupportable information regarding risk adjustment scores of participants, which could cause us to overstate or understate our revenue and subjecting us to payment obligations and penalties; (viii) viability of our business strategy and our ability to realize expected results; (ix) the impact on our business of non-renewal or termination of capitation agreements with government payors; (x) the impact of state and federal efforts to reduce healthcare spending; (xi) the impact on our business from an economic downturn; (xii) the effects of a pandemic, epidemic or outbreak of an infectious disease, including the ongoing effects of COVID-19; (xiii) our dependence on our senior management team and other key employees; (xiv) the effects of sustained inflation and increased costs of labor on our business; (xv) the impact of failures by our suppliers, sustained material price increases on supplies or limitations on our ability to access new technology or medical products; (xvi) the effect of our relatively limited operating history as a for-profit company on investors’ ability to evaluate our current business and future prospects; (xvii) our ability to enroll or attract new participants and grow our revenue; (xviii) the concentration of our presence in Colorado; (xix) our ability to establish a presence in new geographic markets, especially as a result of the actions taken by certain states and us in light of our ongoing audit processes; (xx) the impact on our business of security breaches, loss of data or other disruptions causing the compromise of sensitive information or preventing us from accessing critical information; and (xxi) our existing indebtedness and access to capital markets. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our most recent

Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, in each case, as filed with the SEC.
Any forward-looking statement made by the Company in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of operating performance monitored by management that are not defined under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss) and net income (loss) margin, respectively, as determined by GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA margin are appropriate measures of operating performance because the metrics eliminate the impact of revenue and expenses that do not relate to our ongoing business performance, allowing us to more effectively evaluate our core operating performance and trends from period to period. We believe that Adjusted EBITDA and Adjusted EBITDA margin help investors and analysts in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income (loss) and net income (loss) margin. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA. Our use of the term Adjusted EBITDA varies from others in our industry. We define Adjusted EBITDA as net income (loss) adjusted for interest expense, depreciation and amortization, and provision (benefit) for income tax as well as addbacks for non-recurring expenses or exceptional items, including charges relating to management equity compensation, class action litigation, M&A and de novo center development, business optimization, electronic medical record (“EMR”) implementation, and facility expansion, relocation and closure. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of our total revenue less any exceptional, one time revenue items. For a full reconciliation of Adjusted EBITDA to the most closely comparable GAAP financial measure, please see the attachment to this earnings release.

Schedule 1
InnovAge
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS) (UNAUDITED)

	March 31, 2023	June 30, 2022
Assets
Current Assets
Cash and cash equivalents	$121,706	$184,429
Short-term investments	45,847	—
Restricted cash	16	17
Accounts receivable, net of allowance ($3,936 – March 31, 2023 and $3,403 – June 30, 2022)	34,197	35,907
Prepaid expenses	13,924	13,842
Income tax receivable	254	6,761
Total current assets	215,944	240,956
Noncurrent Assets
Property and equipment, net	192,911	176,260
Operating lease assets	21,906	—
Investments	5,493	5,493
Deposits and other	3,573	2,812
Goodwill	124,217	124,217
Other intangible assets, net	5,363	5,858
Total noncurrent assets	353,463	314,640
Total assets	$569,407	$555,596
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$48,198	$50,562
Reported and estimated claims	39,095	38,454
Due to Medicaid and Medicare	11,001	9,130
Income tax payable	1,220	—
Current portion of long-term debt	3,795	3,793
Current portion of finance lease obligations	4,946	3,368
Current portion of operating lease obligations	3,402	—
Deferred revenue	26,032	—
Total current liabilities	137,689	105,307
Noncurrent Liabilities
Deferred tax liability, net	5,714	17,761
Finance lease obligations	13,381	9,440
Operating lease obligations	20,110	—
Other noncurrent liabilities	1,183	1,134
Long-term debt, net of debt issuance costs	65,687	68,210
Total liabilities	243,764	201,852
Commitments and Contingencies
Redeemable Noncontrolling Interests	13,461	15,278
Stockholders’ Equity
Common stock, $0.001 par value; 500,000,000 authorized as of March 31, 2023 and June 30, 2022; 135,602,464 and 135,532,811 issued shares as of March 31, 2023 and June 30, 2022, respectively	136	136
Additional paid-in capital	330,955	327,499
Retained earnings (deficit)	(24,767)	4,729
Total InnovAge Holding Corp.	306,324	332,364
Noncontrolling interests	5,858	6,102
Total stockholders’ equity	312,182	338,466
Total liabilities and stockholders’ equity	$569,407	$555,596

Schedule 2
InnovAge
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS) (UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Revenues
Capitation revenue	$172,196	$176,988	$510,268	$524,507
Other service revenue	343	371	945	1,273
Total revenues	172,539	177,359	511,213	525,780
Expenses
External provider costs	89,805	103,254	279,550	284,299
Cost of care, excluding depreciation and amortization	53,949	46,102	158,881	129,740
Center-level Contribution Margin	28,785	28,003	72,782	111,741
Sales and marketing	5,314	6,144	13,502	19,117
Corporate, general and administrative	27,648	24,682	86,646	74,248
Depreciation and amortization	3,992	3,850	11,087	10,435
Total expenses	180,708	184,032	549,666	517,839
Operating Income (Loss)	(8,169)	(6,673)	(38,453)	7,941

Other Income (Expense)
Interest expense, net	(405)	(709)	(1,231)	(1,930)
Other expense	(101)	108	380	(358)
Total other expense	(506)	(601)	(851)	(2,288)
Income (Loss) Before Income Taxes	(8,675)	(7,274)	(39,304)	5,653
Provision for Income Taxes	(1,365)	(4,116)	(7,747)	81
Net Income (Loss)	(7,310)	(3,158)	(31,557)	5,572
Less: net loss attributable to noncontrolling interests	(680)	(337)	(2,061)	(616)
Net Income (Loss) Attributable to InnovAge Holding Corp.	$(6,630)	$(2,821)	$(29,496)	$6,188

Weighted-average number of common shares outstanding - basic	135,601,327	135,516,608	135,581,971	135,516,544
Weighted-average number of common shares outstanding - diluted	135,601,327	135,516,608	135,581,971	135,530,793

Net income (loss) per share - basic	$(0.05)	$(0.02)	$(0.22)	$0.05
Net income (loss) per share - diluted	$(0.05)	$(0.02)	$(0.22)	$0.05

Schedule 3
InnovAge
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS) (UNAUDITED)

	For the Nine Months Ended March 31,
	2023	2022
Operating Activities
Net income (loss)	$(31,557)	$5,572
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gain) loss on disposal of assets	482	358
Provision for uncollectible accounts	2,319	4,834
Depreciation and amortization	11,087	10,435
Operating lease rentals	3,500	—
Amortization of deferred financing costs	322	322
Stock-based compensation	3,456	2,586
Deferred income taxes	(12,046)	81
Other	(726)	—
Changes in operating assets and liabilities
Accounts receivable, net	(609)	(4,157)
Prepaid expenses	(81)	(4,323)
Income tax receivable	7,727	(60)
Deposits and other	(836)	(1,501)
Accounts payable and accrued expenses	25,161	4,705
Reported and estimated claims	641	2,778
Due to Medicaid and Medicare	1,870	2,429
Operating lease liabilities	(3,625)	—
Net cash provided (used) by operating activities	7,085	24,059
Investing Activities
Purchases of property and equipment	(19,329)	(20,141)
Purchases of short-term investments	(45,000)	—
Purchases of intangible assets	—	(1,437)
Purchase of cost method investment	—	(2,000)
Net cash used in investing activities	(64,329)	(23,578)
Financing Activities
Payments for finance lease obligations	(2,637)	(1,829)
Principal payments on long-term debt	(2,843)	(2,841)
Net cash used in financing activities	(5,480)	(4,670)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS & RESTRICTED CASH	(62,724)	(4,189)
CASH, CASH EQUIVALENTS & RESTRICTED CASH, BEGINNING OF PERIOD	184,446	203,700
CASH, CASH EQUIVALENTS & RESTRICTED CASH, END OF PERIOD	$121,722	$199,511

Supplemental Cash Flows Information
Interest paid	$2,826	$1,452
Income taxes paid	$13	$84
Property and equipment included in accounts payable	$1,811	$4,577
Property and equipment purchased under finance leases	$8,157	$8,057

Schedule 4
InnovAge
RECONCILIATION OF GAAP AND NON-GAAP MEASURES
(IN THOUSANDS) (UNAUDITED)

	Three months ended March 31,		Nine months ended March 31,
	2023	2022	2023	2022

Net income (loss)	$(7,310)	$(3,158)	$(31,557)	$5,572
Interest expense, net	405	709	1,231	1,930
Depreciation and amortization	3,992	3,850	11,087	10,435
Provision (benefit) for income tax	(1,365)	(4,116)	(7,747)	81
Stock-based compensation	1,208	845	3,721	2,586
Executive severance and recruitment(a)	—	—	—	4,123
Litigation costs and settlement(b)	3,274	377	7,839	2,820
M&A and de novo center development(c)	146	693	452	1,533
Business optimization(d)	1,394	2,329	8,418	4,720
EMR implementation(e)	2,045	402	4,579	1,095
Adjusted EBITDA	$3,789	$1,931	$(1,977)	$34,895

Net income (loss) margin	(4.2)%	(1.8)%	(6.2)%	1.1%
Adjusted EBITDA margin	2.2%	1.1%	(0.4)%	6.6%
_______________________
(a)Reflects charges related to executive severance and recruiting.
(b)Reflects a $1.2 million reserve for a wage and hour class action settlement for the three and nine months ended March 31, 2023 and charges/(credits) related to litigation by stockholders, litigation related to de novo center development, and civil investigative demands. Refer to Note 9, "Commitments and Contingencies" to our condensed consolidated financial statements for more information regarding litigation by stockholders and civil investigative demands. Costs reflected consist of litigation costs considered one-time in nature and outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy.
(c)Reflects charges related to M&A transaction and integrations, and de novo center developments.
(d)Reflects charges related to business optimization initiatives. Such charges related to one-time investments in projects designed to enhance our technology and compliance systems, improve and support the efficiency and effectiveness of our operations, and third party support to address efforts to remediate deficiencies in audits. For the three months ended March 31, 2023 this includes (i) $0.3 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $0.2 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iii) $0.6 million in the consolidation of the Germantown, Pennsylvania center, and (iv) $0.3 million related to other non-recurring projects aimed at reducing costs and improving efficiencies. For the nine months ended March 31, 2023 this includes (i) $1.5 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $5.3 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities, (iii) $0.6 million in the consolidation of the Germantown center and (iv) $1.0 million related to other non-recurring projects aimed at reducing costs and improving efficiencies.
(e)Reflects non-recurring expenses relating to the implementation of a new EMR vendor.